Exhibit 99.1

KEYCORP
401(k) SAVINGS PLAN

FINANCIAL STATEMENTS
AND SUPPLEMENTAL SCHEDULE
WITH
REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

December 31, 2021

KeyCorp
401(k) Savings Plan

INDEX
Page

Reports of Independent Registered Public Accounting Firm	1

Financial Statements:
Statement of Net Assets Available for Benefits	2

Statement of Changes in Net Assets Available for Benefits	3

Notes to Financial Statements	4-11

Supplemental Schedule:

Schedule of Assets (Held at End of Year)	12-20

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Plan Participants and KeyCorp, as Plan Sponsor for the KeyCorp 401(k) Savings Plan

Opinion on the Financial Statements

We have audited the accompanying Statement of Net Assets Available for Benefits of the KeyCorp 401(k) Savings Plan (the “Plan”) as of December 31, 2021 and 2020, and the Statements of Changes in Net Assets Available for Benefits for the years then ended, and the related notes and supplemental schedule (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2021 and 2020, and the changes in net assets available for benefits of the Plan for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Plan in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Plan is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for purposes of expressing an opinion on the effectiveness of the Plan’s internal control over financial reporting.  Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Supplemental Information

The supplemental Schedule of Assets (Held at End of Year) as of December 31, 2021 has been subjected to audit procedures performed in conjunction with the audit of the Plan’s financial statements. The supplemental schedule is the responsibility of the Plan’s management. Our audit procedures included determining whether the supplemental schedule reconciles to the financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the supplemental schedule. In forming our opinion on the supplemental schedule, we evaluated whether the supplemental schedule, including its form and content, is presented in conformity with Department of Labor’s (DOL) Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. In our opinion, the supplemental schedule is fairly stated, in all material respects, in relation to the financial statements as a whole.

/s/ Meaden & Moore, Ltd.
Meaden & Moore, Ltd.

We have served as the Plan’s auditor since 2005.

Cleveland, Ohio
June 27, 2022

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

KeyCorp
401(k) Savings Plan
	December 31,
	2021	2020
ASSETS
Investments, at fair value:
KeyCorp common stock (cost $93,615,156 and $103,180,610 at
2021 and 2020, respectively)	$192,212,983	$150,302,981
Other equity securities	556,837,080	415,317,849
Interest in mutual funds and collective trusts at fair value	3,199,300,930	2,862,661,314
Total investments at Fair Value	3,948,350,993	3,428,282,144
Receivables:
Notes receivable from participants	49,082,910	51,218,327
Receivable - Employer contributions	14,057,138	13,829,938
Receivable - Interest and dividends	169,019	330,529
Total Receivables	63,309,067	65,378,794

Cash	5,616,066	11,352,785

Total Assets	4,017,276,126	3,505,013,723

LIABILITIES
Payables - administrative and other expenses	574,090	768,103

Total Liabilities	574,090	768,103

NET ASSETS AVAILABLE FOR BENEFITS	$4,016,702,036	$3,504,245,620

See accompanying notes to financial statements.

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

KeyCorp
401(k) Savings Plan
	Year Ended December 31,
	2021	2020
Additions to Net Assets Attributed to:
Contributions:
Employer	$95,337,026	$91,005,142
Participants	128,924,083	119,654,355
Rollovers	19,803,239	13,685,200
Total Contributions	244,064,348	224,344,697

Interest on participant notes receivable	2,452,492	2,596,516

Investment Income:
Dividends from KeyCorp common stock	6,436,320	6,953,426
Dividends from other equity securities	1,320,712	1,662,843
Net investment income from mutual funds and collective trusts	6,578,701	14,911,960
Net realized gain and unrealized appreciation	545,006,331	404,892,227
Total Investment Income	559,342,064	428,420,456

Deductions from Net Assets Attributed to:
Participant withdrawals	288,390,470	245,280,892
Administrative and other expenses	5,012,018	2,417,786
Total Deductions	293,402,488	247,698,678

Net Increase	512,456,416	407,662,991

Net Assets Available for Benefits:
Beginning of Year	3,504,245,620	3,096,582,629

End of Year	$4,016,702,036	$3,504,245,620

See accompanying notes to the financial statements.

NOTES TO FINANCIAL STATEMENTS

KeyCorp
401(k) Savings Plan

1    Description of Plan

The following description of the KeyCorp 401(k) Savings Plan (Plan) provides only general information. Participants should refer to the Summary Plan Description or Plan document for a more complete description of the Plan’s provisions.

General:

The Plan consists of a profit sharing plan with a cash or deferred arrangement, as authorized under Section 401(k) of the Internal Revenue Code of 1986, as amended (Code), and an employee stock ownership plan (ESOP), as authorized under the provisions of Section 4975(e)(7) of the Code. As of January 1, 2011, the Plan was amended and restated to close the KeyCorp Common Stock Fund to new investments effective January 1, 2012, with the exception of KeyCorp dividend reinvestments, and make other administrative modifications and changes as required by law or to facilitate the administration of the Plan.

Effective December 31, 2017, the Plan was amended to merge in the participants and the assets of the former Cain Brothers & Company, LLC Retirement Plan.

Effective January 1, 2017, the Plan was restated to reflect the amendments adopted since the January 1, 2011 amendment and restatement and to make administrative modifications and changes as required by law or to facilitate the administration of the Plan. As of May 1, 2020, the Plan voluntarily adopted certain provisions of the Coronavirus Aid, Relief, and Economic Securities Act ("CARES Act") for qualifying participants. These provisions include temporary deferment of loan payments that are due through December 31, 2020, for one year with continued interest accrual. Additionally, participants may withdraw up to the lesser of $100,000 or their vested balance without a 10% penalty for early withdrawal if the distribution is taken before December 31, 2020. There is no limit to the number of withdrawals during this period and participants have three years to pay ordinary income taxes on the amounts withdrawn.

As of July 1, 2020, the Plan transitioned to a new recordkeeper and trustee. Participant investment options in the Plan were valued as of June 30, 2020 and transitioned to the same investment options with the new trustee, with the exception of four Vanguard index funds which transitioned to four BlackRock index funds.

The portion of the Plan that is attributable to participant contributions invested in the Plan’s various investment funds (other than the Plan’s KeyCorp Common Stock Fund) constitutes a profit sharing plan. The portion of the Plan that is attributable to participant contributions, employer contributions, profit sharing contributions, after-tax contributions, and rollover contributions invested primarily in KeyCorp common shares constitutes an ESOP. The Plan is intended to be qualified under Section 401(a) of the Code and the provisions of Titles I, II, and III of the Employee Retirement Income Security Act of 1974, as amended (ERISA).

Dividends paid on those KeyCorp common shares maintained in the ESOP, at the participant’s election, may automatically be reinvested in the Plan’s Common Stock Fund or paid directly to the participant. In 2021 and 2020, dividends of $815,696 and $895,443, respectively, were paid directly to participants in connection with this election and are reflected in the Statement of Changes in Net Assets Available for Benefits as participant withdrawals.

NOTES TO FINANCIAL STATEMENTS

KeyCorp
401(k) Savings Plan

1Description of Plan, Continued

Eligibility:

All regular full-time and part-time employees of KeyCorp and its participating subsidiaries (Employer or Key) are eligible to participate in the Plan as of their first day of employment with the Employer for purposes of making pre-tax contributions, Roth contributions, Plan transfer contributions, and rollover contributions. Employees are eligible to participate in receiving employer contributions and profit sharing contributions in accordance with the following eligibility requirements: for employees whose employment commencement date is July 1, 2006, or after, participants can receive these contributions after completing one year of service. Seasonal and on-call employees are required to complete 1,000 hours of service prior to becoming eligible to participate in the Plan.

Contributions:

Contributions are subject to limitations on annual additions and other limitations imposed by the Code as defined in the Plan agreement.

Employee 401(k) Deferral:

In years in which the safe harbor provisions of Section 401(k)(12) of the Code are not utilized, employees who have met the eligibility requirements and have elected to participate may contribute from 1% to 100% of their compensation on a pre-tax basis to the Plan, and highly compensated employees (as that term is defined in accordance with Section 414(n) of the Code) may contribute from 1% to 6% of their compensation to the Plan. For the 2021 and 2020 Plan years, the Plan utilized the safe harbor provisions of Section 401(k)(12) of the Code, which permits the Plan to automatically satisfy certain nondiscrimination requirements of the Code without undergoing the necessity of discrimination testing. In years in which the safe harbor provisions of Section 401(k)(12) of the Code are utilized (2021 and 2020), all eligible employees may contribute up to 100% of their compensation to the Plan. For Plan years commencing on or after January 1, 2014, the Plan provides a qualified Roth contribution program.

Commencing January 1, 2010, an automatic enrollment feature was added to the Plan for all new regular full-time and part-time employees of the Employer (Covered Employees). The Plan was amended such that the initial default contribution percentage for Covered Employees is 2% and will increase by 1% at the beginning of each Plan year until the default percentage is 10% for Plan years on and after January 1, 2012. An amendment effective July 1, 2020 clarified that for employees hired before July 1, 2020, the increase will be effective at the beginning of the Plan year and for those hired after July 1, 2020, it will be effective on the anniversary date. The Covered Employee may request a distribution of his or her default elective deferrals no later than 90 days after default elective deferrals are first withheld from a Covered Employee’s pay. As of January 1, 2016, the Plan was amended to implement an auto-enrollment back sweep feature for certain employees hired prior to December 31, 2009.

Employer Matching Contributions:

After satisfying the eligibility requirements, Key matches up to the first 6% of the participant’s contributions to the Plan. Default elective deferrals will be eligible for matching contributions after the Covered Employee satisfies the Eligibility Requirements for receiving a matching contribution. Commencing for Plan years on and after January 1, 2012, the KeyCorp Common Stock Fund was closed to new investments, and matching contributions became subject to the investment direction of the participant.

Effective for Plan years commencing on or after January 1, 2013, the Employer Matching Contribution for each participant is based on the participant’s eligible annual compensation. For the 2021 and 2020 Plan years, the Plan utilized the safe harbor provisions of Section 401(k)(12) of the Code, which permits the Plan to automatically satisfy certain nondiscrimination requirements of the Code without undergoing the necessity of discrimination testing.

NOTES TO FINANCIAL STATEMENTS

KeyCorp
401(k) Savings Plan

1Description of Plan, Continued

Employer Discretionary Contributions:

Key may also make additional contributions as approved by the Board of Directors. Commencing January 1, 2010, and thereafter, profit sharing contributions may be made, allocated, and credited to the accounts of participants employed on the last business day of the Plan year as a flat percentage of eligible compensation for the participants entitled to receive an allocation, based on the further terms and conditions set forth in the Plan. For Plan years beginning on and after January 1, 2012, participants will share in profit sharing contributions for the applicable year if the participant experienced a Termination Under Limited Circumstances, as defined by the Plan, during the Plan year. Key contributed profit sharing allocations of 1.0% for 2021 and 2020 on eligible compensation for employees eligible on the last business day of the respective Plan years.

Rollover Contributions:

Rollover contributions from other plans are also accepted, providing certain specified conditions are met.

Participant’s Accounts:

Each participant’s account is credited with the participant’s elective contributions, employer matching contributions, employer discretionary contributions, and earnings and losses thereon.

Vesting:

All participants are 100% vested in elective deferrals (pre-tax and Roth) and rollover contributions made to the Plan. In years in which the safe harbor provisions of Section 401(k)(12) of the Code are not utilized, participants are 100% vested in Key matching contributions after three years of service. Contributions subject to the safe harbor provisions of Section 401(k)(12) are 100% vested. Participants are 100% vested in Key discretionary contributions after three years of service.

Forfeitures:

Effective January 1, 2017, under the terms of the Plan, forfeited nonvested participant amounts may be used to offset Employer contributions to the Plan. At December 31, 2021, and December 31, 2020, the Plan’s investments included $154,032 and $63,407 of Plan forfeitures, respectively. During 2021 and 2020, $308,295 and $225,845 in forfeitures were used to offset Employer contributions, respectively.

Notes Receivable from Participants:

Loans are permitted under certain circumstances and are subject to limitations. Participants may borrow from their fund accounts up to a maximum equal to the lesser of $50,000 or 50% of their vested account balance. Loans are repaid over a period not to exceed five years with exceptions for the purchase of a primary residence.

The loans are secured by the balance in the participant’s account. The interest rate is currently established by the terms of the Loan Policy as Prime plus 1%. Loans to Plan participants are valued at their unpaid principal balance plus accrued but unpaid interest, which approximates fair value.

NOTES TO FINANCIAL STATEMENTS

KeyCorp
401(k) Savings Plan

1Description of Plan, Continued

Payment of Benefits:

Distribution of participant contributions and matching contributions are subject to the distribution limitations outlined in Section 401(k) of the Code (i.e., attainment of age 59 1/2, severance from employment, retirement, death, or disability, subject to special grandfathered distribution provisions). Upon termination, participants may receive a distribution of their vested account balance in cash or may elect to have their interest in the KeyCorp Common Stock Fund distributed to them in common shares of KeyCorp. Participants may leave their balance in the Plan if their balance is greater than $1,000. Upon retirement, participants may elect to receive their Plan distribution as a lump sum payment or as a monthly, quarterly, or annual installment payment. Benefit payments are recorded upon distribution.

As of January 1, 2016, the Plan was amended to facilitate the implementation of flexibility in the distribution of benefits to assist participants with retirement readiness and distribution planning.

Hardship Withdrawals:

Hardship withdrawals are permitted in accordance with Internal Revenue Service guidelines.

Investment Options:

Upon enrollment in the Plan, a participant may direct his or her employee contribution in any of the investment options offered by the Plan. As discussed above, the KeyCorp Common Stock Fund was closed to new investments effective January 1, 2012.

2Summary of Significant Accounting Policies

Basis of Accounting:

The Plan’s transactions are reported on the accrual basis of accounting.

Investment Valuation:

Investments are stated at aggregate fair value, which is determined based on the closing price reported on the last business day of the Plan year as follows:

Equity Securities

Closing market price as quoted on the New York Stock Exchange as of December 31, 2021, and December 31, 2020. The closing market price of KeyCorp’s Common Stock at December 31, 2021, and December 31, 2020, was $23.13 and $16.41, respectively. The other common stocks, which are included in either the Jennison Large Cap Growth Separate Account or the T. Rowe Price QM US Small-Cap Growth Equity Strategy Separate Account, are valued at the closing price reported on the applicable major stock exchange on which the individual securities are traded.

Mutual Funds

Closing market price as quoted per a third-party valuation service as of December 31, 2021 and December 31, 2020. Non-publicly traded mutual funds are included within the PIMCO Total Return Separate Account, which consists of open end mutual funds managed by Pacific Investment Management Company. LLC. The market value of each of the underlying mutual fund's shares are determined daily based on the fund's' net asset value determined by dividing the total value of the funds' investments and other assets, less any liabilities, by the total number of shares outstanding. The value of the funds' investments may be based on closing market prices or information received from third-party valuation services.

NOTES TO FINANCIAL STATEMENTS

KeyCorp
401(k) Savings Plan

2Summary of Significant Accounting Policies, Continued

Collective Trust Funds

Market values of units held in collective trust funds are determined daily by the trustee of the funds based on reported redemption values received from a third-party valuation service.

Investment Transactions:

Purchases and sales of securities are reflected on a trade-date basis. Gains or losses on sales of equity securities are based on the specific cost of units sold. Gains or losses on sales of mutual funds and collective trust funds are based on the average cost per share or per unit at the time of the sale. In the case of KeyCorp Common Stock, brokerage commissions are added to the cost of shares purchased and subtracted from the proceeds of shares sold. No direct brokerage commissions are incurred by the Plan on purchases and sales of shares or units in mutual funds and collective trust funds.

Investment Income:

Dividend income is recorded on the ex-dividend date. Income from other investments is recorded as earned on the accrual basis.

Fair Value Measurement:

Accounting guidance defines fair value as the price to sell an asset or transfer a liability in an orderly transaction between market participants in the principal market. In other words, fair value represents an exit price at the measurement date. Market participants are buyers and sellers who are independent, knowledgeable, and willing and able to transact in the principal (or most advantageous) market for the asset or liability being measured. Current market conditions, including imbalances between supply and demand, are considered in determining fair value.

The Plan’s assets are valued based on the principal market where each would be sold. The principal market is the forum with the greatest volume and level of activity. In the absence of a principal market, valuation is based on the most advantageous market (i.e., the market where the asset could be sold at a price that maximizes the amount to be received).

There are three acceptable techniques for measuring fair value: the market approach, the income approach, and the cost approach. The appropriate technique for valuing a particular asset depends on the exit market, the nature of the asset being valued, and how a market participant would value the same asset. Ultimately, selecting the appropriate valuation method requires significant judgment, and applying the valuation technique requires sufficient knowledge and expertise.

Valuation inputs refer to the assumptions market participants would use in pricing a given asset. Inputs can be observable or unobservable. Observable inputs are assumptions based on market data obtained from an independent source. Unobservable inputs are assumptions based on the Trustee’s own information or assessment of assumptions used by other market participants in pricing the asset. Unobservable inputs are based on the best and most current information available on the measurement date.

NOTES TO FINANCIAL STATEMENTS

KeyCorp
401(k) Savings Plan

2Summary of Significant Accounting Policies, Continued

All inputs, whether observable or unobservable, are ranked in accordance with a prescribed fair value hierarchy that gives the highest ranking to quoted prices in active markets for identical assets (Level 1) and the lowest ranking to unobservable inputs (Level 3). Fair values for assets classified as Level 2 are based on one or a combination of the following factors: (a) quoted market prices for similar assets in active markets; (b) quoted prices for identical or similar assets in inactive markets; (c) observable inputs, such as interest rates or yield curves; or (d) inputs derived principally from or corroborated by observable market data. The level in the fair value hierarchy ascribed to a fair value measurement in its entirety is based on the lowest level input that is significant to the measurement. The Plan considers an input to be significant if it drives 10% or more of the total fair value of a particular asset. Assets may transfer between levels based on the observable and unobservable inputs used at the valuation date, as the inputs may be influenced by certain market conditions. Transfers between levels of the fair value hierarchy are recognized at the end of the reporting period.

Typically, assets are considered to be fair valued on a recurring basis if fair value is measured regularly. Additional information regarding fair value measurements and disclosures is provided in Note 4 (“Fair Value Measurements”).

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Administrative Fees:

Substantially all administrative fees are paid by the Plan.

Plan Termination:

Although it has not expressed any intent to do so, Key has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100% vested in their accounts.

Risks and Uncertainties:

The Plan invests in various investments, including KeyCorp common stock, other equity securities, and interests in mutual funds and collective trusts. These investments are exposed to various risks such as interest rate, market, and credit risks. Due to the level of risk associated with certain investments, it is at least reasonably possible that changes in values of investments will occur in the near term and that such changes could materially affect participants’ account balances and the amounts reported in the Statement of Net Assets Available for Benefits.

Subsequent Events:

In preparing these financial statements, subsequent events were evaluated through the time the financial statements were issued. Financial statements are considered issued when they are widely distributed to all shareholders and other financial statement users, or filed with the SEC. In compliance with applicable accounting standards, all material subsequent events have been either recognized in the financial statements or disclosed in the notes to the financial statements.

NOTES TO FINANCIAL STATEMENTS

KeyCorp
401(k) Savings Plan

3    Tax Status

The Internal Revenue Service has determined and informed Key by letter dated September 22, 2013, that the Plan and related trust as of the January 1, 2011 Restatement are designed in accordance with applicable sections of the Internal Revenue Code.

The Plan has been amended since receiving the determination letter. However, the Plan Administrator and tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan’s financial statements.

Accounting principles generally accepted in the United States of America (U.S. GAAP) requires Plan management to evaluate tax positions taken by the Plan and recognize a tax liability if the Plan has taken uncertain tax positions that more-likely-than-not would not be sustained upon examination by applicable taxing authorities. The Plan administrator has analyzed tax positions taken by the Plan and has concluded that, as of December 31, 2021, there are no uncertain tax positions taken, or expected to be taken, that would require recognition of a liability or that would require disclosure in the financial statements. The Plan is subject to routine audits by taxing jurisdictions. However, currently no audits for any tax periods are in progress.

4    Fair Value Measurements

The following is a description of the valuation methodologies used to measure the fair value of assets held in the Plan:

Equity Securities. Investments in KeyCorp Common Stock are valued at their official closing price on the New York Stock Exchange and are classified as Level 1. Other equity securities are valued  at the closing price reported on the major stock exchange on which the individual securities are traded and are classified as Level 1.

Mutual Funds. Exchange-traded mutual funds are valued using quoted prices and, therefore, are classified as Level 1. Mutual funds held within the PIMCO Total Return Separate Account are measured at net asset value ("NAV") as a practical expedient to estimate fair value and accordinly have not been classified in the fair value hierarchy. This practical expedient would not be used if it is determined to be probable that the investment will sell for an amount different from the reported NAV. Fair value is determined based on the Plan's proportionate share of total net assets in the fund. Participant transactions (purchases and redemptions) may occur daily.

Money Market Funds.  Investments in money market funds are valued at their closing net asset value. Because net asset values for the money market funds are based primarily on observable inputs, most notably quoted prices for the underlying assets, these investments are classified as Level 2.

Collective Trust Funds. The Plan's investments in collective trust funds are measured at net asset value ("NAV") as a practical expedient to estimate fair value and accordingly, have not been classified in the fair value hierarchy. This practical expedient would not be used if it is determined to be probable that the funds will sell the investment for an amount different from the reported NAV. Fair value is determined based on the Plan's proportionate share of total net assets in the fund. Participant transactions (purchases and sales) may occur daily. However, in high volume liquidation demand periods, the Trustee may, at their discretion, delay liquidation requests so that it is in the best interest of all participants in the fund. If the Plan initiates a full redemption of the KeyBank EB MaGIC Fund, the issuer reserves the right to require 12 months’ notification in order to ensure that securities liquidations will be carried out in an orderly business manner.

The investment strategies for the collective trust funds are varied, and they may invest directly and indirectly in a broad range of equities, debt, and derivative instruments with the objective of mirroring or exceeding the total return of certain market indices.  Strategies may vary based on global macroeconomic views, expected directional movements in the financial markets, market capitalization, and other strategies.

NOTES TO FINANCIAL STATEMENTS

KeyCorp
401(k) Savings Plan

4    Fair Value Measurements, continued

The following tables present the Plan’s assets that are measured at fair value on a recurring basis in accordance with U.S. GAAP at December 31, 2021, and December 31, 2020.

December 31, 2021	Level 1	Level 2	Level 3	Total
Equity Securities:
KeyCorp Common Stock	$192,212,983	—	—	$192,212,983
Other Equity Securities	556,837,080			556,837,080
Mutual Funds	214,843,486	—	—	214,843,486
Money Market Funds	—	$119,672,709	—	119,672,709
Collective Trust Funds, Mutual Funds and other investments measured at net asset value (a)	—	—	—	2,864,784,735
	$963,893,549	$119,672,709	—	$3,948,350,993

December 31, 2020	Level 1	Level 2	Level 3	Total
Equity Securities:
KeyCorp common stock	$150,302,981	—	—	$150,302,981
Other equity securities	415,317,849			415,317,849
Mutual Funds	550,937,780	—	—	550,937,780
Money Market Funds	—	$137,858,779	—	137,858,779
Collective Trust Funds, Mutual Funds and other investments measured at net asset value (a)	—	—	—	2,173,864,755
	$1,116,558,610	$137,858,779	—	$3,428,282,144
(a) Certain investments that are measured at fair value using the net asset value (or its equivalent) practical expedient have not been classified in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the fair value of the plan assets presented elsewhere within this report.

5    Party-in-Interest Transactions

During 2021 and 2020, the Plan received $6,436,320 and $6,953,426 respectively, in KeyCorp common stock dividends.

During the year ended December 31, 2021, the Plan did not purchase KeyCorp common stock and 759,052 shares of common stock of KeyCorp were sold by the Plan for $15,913,110. During the year ended December 31, 2020, the Plan purchased 159,788 shares of KeyCorp common stock for $1,900,119, and sold 400,550 shares of common stock of KeyCorp for $6,245,783. The sales of KeyCorp common stock were completed in the open market.

The Plan has arrangements with various service providers and these arrangements qualify as party-in-interest transactions.

SCHEDULE OF ASSETS (HELD AT END OF YEAR)
Form 5500, Schedule H, Part IV, Line 4i

KeyCorp
401(k) Savings Plan

EIN 34-6542451
Plan Number 002

December 31, 2021

(a)	(b)	(c)	(d)	(e)
	Identity of Issuer, Borrower, Lessor, or Similar Party	Description of Investment, Including Maturity Date, Rate of Interest, Collateral, Par, or Maturity Value	Cost	Current Value

	Equity Securities:
*	KeyCorp common stock	Common Stock		$192,212,983
	ATLASSIAN CORPORATION PLC COM USD0.1 CL A	Common Stock		8,015,860
	DESCARTES SYS GROUP INC COM	Common Stock		559,909
	SHOPIFY INC CL A SHOPIFY INC	Common Stock		15,093,440
	KERING	Common Stock		5,799,239
	ADR BIONTECH SE ADS	Common Stock		2,645,286
	SAPIENS INTERNATIONAL CORP NV COM EUR0.01	Common Stock		308,500
	ADYEN NV EUR0.01	Common Stock		8,787,537
	EQTY LIFESTYLE PPTYS INC REIT	Common Stock		390,788
	RYMAN HOSPITALITY PPTYS INC COM	Common Stock		249,855
	TERRENO RLTY CORP	Common Stock		668,418
	1ST INDL RLTY TR INC COM	Common Stock		493,984
	#REORG/NCINO INC STOCK MERGER	Common Stock		106,044
	AAON INC COM PAR $0.004 COM PAR $0.004	Common Stock		245,598
	ABERCROMBIE & FITCH CO CL A	Common Stock		216,677
	ACADEMY SPORTS & OUTDOORS INC COM	Common Stock		211,861
	ACADIA PHARMACEUTICALS INC COM	Common Stock		181,725
	ACI WORLDWIDE INC COM STK	Common Stock		377,675
	ADAPTIVE BIOTECHNOLOGIES CORP COM USD0.0001	Common Stock		147,764
	ADDUS HOMECARE CORP COM STK	Common Stock		308,677
	ADIENT PLC ADIENT PLC LTD COM	Common Stock		247,252
	ADOBE SYS INC COM SEDOL: 2008154	Common Stock		10,239,402
	ADVANCED ENERGY INDS INC COM	Common Stock		349,306
	AGIOS PHARMACEUTICALS INC COM	Common Stock		136,378
	AIRBNB INC CL A COM USD0.0001 CL A	Common Stock		6,124,501
	ALARM COM HLDGS INC COM	Common Stock		189,126
	ALBANY INTL CORP NEW CL A	Common Stock		370,163
	ALECTOR INC COM	Common Stock		61,950
	ALKERMES PLC SHS	Common Stock		234,647
	ALLOGENE THERAPEUTICS INC COM	Common Stock		44,760
	ALPHABET INC CAP STK USD0.001 CL C	Common Stock		16,797,290
	ALPHABET INC CAPITAL STOCK USD0.001 CL A	Common Stock		11,675,071
	ALTAIR ENGR INC CL A COM	Common Stock		293,043
	AMAZON COM INC COM	Common Stock		27,448,287
	AMEDISYS INC COM	Common Stock		480,622

AMERIS BANCORP COM	Common Stock	155,796
AMICUS THERAPEUTICS INC COM	Common Stock	184,742
AMN HEALTHCARE SVCS INC COM	Common Stock	794,411
APA CORP COM	Common Stock	250,346
APELLIS PHARMACEUTICALS INC COM	Common Stock	195,219
APPLE INC COM STK	Common Stock	21,071,166
ARCONIC CORPORATION COM USD0.01	Common Stock	164,027
ARVINAS INC COM	Common Stock	212,743
ASBURY AUTOMOTIVE GROUP INC COM	Common Stock	440,807
ASGN INCORPORATED COMN STK USD0.01	Common Stock	644,888
ASPEN TECHNOLOGY INC COM	Common Stock	410,331
ATKORE INC	Common Stock	544,831
ATRICURE INC COM STK	Common Stock	230,144
AZENTA INC COM USD0.01	Common Stock	545,967
BALCHEM CORP COM	Common Stock	202,320
BELLRING BRANDS INC CL A COM	Common Stock	199,396
BERRY GLOBAL GROUP INC	Common Stock	319,025
BILL COM HLDGS INC COM	Common Stock	298,980
BIOHAVEN PHARMACEUTICAL HLDG COL TD COM NPV	Common Stock	511,275
BJS WHSL CLUB HLDGS INC COM	Common Stock	685,840
BLACKBAUD INC COM	Common Stock	233,307
BLACKLINE INC COM	Common Stock	155,310
BLOCK INC	Common Stock	5,080,136
BLOOMIN BRANDS INC COM	Common Stock	209,800
BLUEPRINT MEDICINES CORP COM	Common Stock	430,261
BOOZ ALLEN HAMILTON HLDG CORP CL A COM STK	Common Stock	379,520
BOSTON BEER INC CL A CL A	Common Stock	491,967
BOX INC CL A CL A	Common Stock	304,459
BOYD GAMING CORP COM	Common Stock	619,505
BRIGHT HORIZONS FA COM USD0.001	Common Stock	183,407
BRINKER INTL INC COM	Common Stock	54,885
BROADRIDGE FINL SOLUTIONS INC COM STK	Common Stock	197,628
BRUKER CORP	Common Stock	200,629
BRUNSWICK CORP COM	Common Stock	672,776
BUILDERS FIRSTSOURCE INC COM STK	Common Stock	751,677
BURLINGTON STORES INC COM	Common Stock	445,136
CABLE ONE INC COM	Common Stock	521,981
CACI INTL INC CL A CL A	Common Stock	582,032
CACTUS INC CL A CL A	Common Stock	210,935
CAPRI HOLDINGS LTD	Common Stock	395,951
CAREDX INC COM	Common Stock	165,638
CARVANA CO CL A CL A	Common Stock	2,838,269
CASELLA WASTE SYS INC CL A COM STK	Common Stock	1,081,332
CASEYS GEN STORES INC COM	Common Stock	269,580
CATALENT INC COM	Common Stock	548,865
CAVCO INDS INC DEL COM STK	Common Stock	371,651
CBOE GLOBAL MARKETS INC	Common Stock	104,711
CERTARA INC COM	Common Stock	119,733
CHAMPIONX CORPORATION COM USD0.D1 WI	Common Stock	196,664

CHARLES RIV LABORATORIES INTL INC COM	Common Stock	432,543
CHASE CORP COM	Common Stock	209,076
CHEMED CORP NEW COM	Common Stock	148,131
CHEMOCENTRYX INC COM STK	Common Stock	110,686
CHIPOTLE MEXICAN GRILL INC COM STK	Common Stock	4,730,765
CHOICE HOTELS INTL INC COM	Common Stock	578,255
CHURCHILL DOWNS INC COM	Common Stock	856,640
CIRRUS LOGIC INC COM	Common Stock	303,114
CLEARWAY ENERGY INC CL C CL C	Common Stock	234,411
CLEVELAND CLIFFS USD0.125	Common Stock	213,716
CMG MATLS INC COM SEDOL	Common Stock	308,429
COCA-COLA CONSOLIDATED INC COM	Common Stock	466,250
COGENT COMMUNICATIONS HLDGS INC	Common Stock	288,036
COGNEX CORP COM SEDOL: 2208288	Common Stock	346,965
COM ALCOA CORPORATION COM USD0.01	Common Stock	745,107
COMFORT SYS USA INC COM	Common Stock	453,244
COMMVAULT SYS INC COM STK	Common Stock	330,954
CONMED CORP COM	Common Stock	297,554
CONSENSUS CLOUD SOLUTIONS INC COM USD0.001	Common Stock	54,977
CORVEL CORP COM	Common Stock	491,296
COSTAR GROUP INC COM	Common Stock	3,388,964
COSTCO WHOLESALE CORP NEW COM	Common Stock	5,680,974
CRISPR THERAPEUTICS AG COM CHF0.03	Common Stock	169,141
GROGS INC COM	Common Stock	870,998
CROWDSTRIKE HLDGS INC CL A CL A	Common Stock	5,060,192
CSW INDUSTRIALS INC COM	Common Stock	162,798
CURTISS WRIGHT CORP COM	Common Stock	405,748
DANAHER CORP COM	Common Stock	7,987,705
DARLING INGREDIENTS INC COMSTK	Common Stock	725,951
DECIPHERA PHARMACEUTICALS INC COM	Common Stock	23,448
DECKERS OUTDOOR CORP COM	Common Stock	928,230
DENALI THERAPEUTICS INC COM	Common Stock	238,655
DEXCOM INC COM	Common Stock	4,067,933
DICKS SPORTING GOODS INC	Common Stock	278,736
DIGITAL TURBINE INC COM NEW	Common Stock	421,746
DIODES INC COM	Common Stock	449,233
DOMINOS PIZZA INC COM	Common Stock	112,866
DOUBLEVERIFY HLDGS INC COM	Common Stock	79,872
DOUGLAS DYNAMICS INC COM	Common Stock	101,556
EAGLE MATLS INC COM	Common Stock	583,276
EHEALTH INC COM STK	Common Stock	38,250
ELEMENT SOLUTION INC COM	Common Stock	318,044
ELI LILLY & CO COM	Common Stock	8,465,867
EMCOR GROUP INC COM	Common Stock	607,396
EMERGENT BIOSOLUTIONS INC COM	Common Stock	106,197
ENSIGN GROUP INC COM STK	Common Stock	769,745
ENTEGRIS INC COM	Common Stock	717,983
ENVESTNET INC COM STK	Common Stock	370,835
EPLUS INC COM	Common Stock	108,838

ESTEE LAUDER COMPANIES INC CL A USD0.01	Common Stock	8,833,342
EURONET WORLDWIDE INC COM	Common Stock	524,944
EVERI HLDGS INC COM	Common Stock	154,595
EXACT SCIENCES CORP COM	Common Stock	217,924
EXELIXIS INC COM STK	Common Stock	158,378
EXLSERVICE COM INC COM STK	Common Stock	599,637
EXPONENT INC COM STK	Common Stock	923,918
FABRINET COM USD0.01	Common Stock	407,063
FACTSET RESH SYS INC COM STK	Common Stock	268,764
FAIR ISAAC CORPORATION COM	Common Stock	433,670
FATE THERAPEUTICS INC COM	Common Stock	243,870
FEDERAL SIGNAL CORP COM	Common Stock	139,078
FIRST BANCORP N C COM	Common Stock	208,529
FIVE9 INC COM	Common Stock	320,093
FLOOR & DECOR HLDGS INC CL A CL A	Common Stock	817,113
FORMFACTOR INC COM STK	Common Stock	509,458
FORTINET INC COM	Common Stock	323,460
FULLER H B CO COM	Common Stock	236,358
GARTNER INC COM	Common Stock	245,391
GENERATION BIO CO COM	Common Stock	33,942
GIBRALTAR INDS INC COM	Common Stock	300,060
GLOBAL BLOOD THERAPEUTICS INC COM	Common Stock	138,652
GLOBUS MED INC CL A NEW COM STK	Common Stock	502,295
GOLDMAN SACHS GROUP INC COM	Common Stock	4,517,533
GRACO INC COM	Common Stock	331,590
GREEN DOT CORP COM STK	Common Stock	47,148
GXO LOGISTICS INC COM	Common Stock	559,513
HAEMONETICS CORP MASS COM	Common Stock	136,843
HAIN CELESTIAL GROUP INC COM	Common Stock	320,172
HALOZYME THERAPEUTICS INC COM	Common Stock	507,772
HELEN TROY LTD COM STK	Common Stock	315,366
HERC HLDGS INC COM	Common Stock	298,228
HEXCEL CORP NEW COM	Common Stock	281,688
HILTON GRAND VACATIONS INC COM	Common Stock	314,275
HOME DEPOT INC COM	Common Stock	8,868,764
HORIZON THERAPEUTICS PLC COM USD0.0001	Common Stock	515,308
HUBSPOT INC COM	Common Stock	1,908,898
HUMANA INC COM	Common Stock	4,589,895
HYDROFARM HLDGS GROUP INC COM NEW COM	Common Stock	16,974
IAA SPINCO INC	Common Stock	465,704
ICU MED INC COM	Common Stock	554,901
IGM BIOSCIENCES INC COM	Common Stock	43,995
INGEVITY CORP COM	Common Stock	283,143
INNOVATIVE INDL PPTYS INC COM	Common Stock	366,497
INSMED INC COM PAR $.01	Common Stock	307,812
INSPERITY INC COM	Common Stock	497,952
INSPIRE MED SYS INC COM	Common Stock	411,117
INTELLIA THERAPEUTICS INC	Common Stock	475,561
INTER PARFUMS INC	Common Stock	213,800

INTUITIVE SURGICAL INC COM NEW STK	Common Stock	5,330,216
INVITAE CORP COM	Common Stock	165,344
IONIS PHARMACEUTICALS INC	Common Stock	135,292
IOVANCE BIOTHERAPEUTICS INC	Common Stock	133,592
IRIDIUM COMMUNICATIONS INC	Common Stock	284,777
J & J SNACK FOODS CORP COM STK NPV	Common Stock	365,046
JOHN BEAN TECHNOLOGIES CORP COM STK	Common Stock	566,483
KADANT INC COM	Common Stock	446,901
KARUNA THERAPEUTICS INC COM	Common Stock	145,148
KKR & CO INC CL A CL A	Common Stock	2,206,318
KODIAK SCIENCES INC COM USD0.0001	Common Stock	377,186
KULICKE & SOFFA INDS INC COM	Common Stock	275,760
KYMERA THERAPEUTICS INC COM	Common Stock	116,060
KYNDRYL HLDGS INC	Common Stock	135,750
LANDSTAR SYS INC	Common Stock	340,138
LANTHEUS HLDGS INC	Common Stock	40,446
LATTICE SEMICONDUCTOR CORP	Common Stock	831,786
LCI INDUSTRIES	Common Stock	340,264
LEGALZOOM COM INC	Common Stock	25,712
LGI HOMES INC	Common Stock	507,621
LINCOLN ELEC HLDGS INC	Common Stock	274,198
LITTELFUSE INC	Common Stock	630,304
LOUISIANA-PACIFIC CORP	Common Stock	478,405
LPL FINL HLDGS INC	Common Stock	605,620
LULULEMON ATHLETICA INC	Common Stock	7,506,837
LUMENTUM HLDGS INC	Common Stock	221,059
MADRIGAL PHARMACEUTICALS INC	Common Stock	33,896
MAGNOLIA OIL & GAS CORP CL A	Common Stock	484,544
MANHATTAN ASSOCS INC	Common Stock	955,953
MARAVAI LIFESCIENCES HLDGS INC CL A	Common Stock	267,783
MARKETAXESS HLDGS INC COM STK	Common Stock	440,059
MASTERCARD INC CL A	Common Stock	8,652,426
MATADOR RES CO	Common Stock	59,072
MATCH GROUP INC	Common Stock	6,212,576
MAXIMUS INC	Common Stock	154,799
MAXLINEAR INC	Common Stock	521,473
MCGRATH RENTCORP	Common Stock	120,390
MEDPACE HLDGS INC	Common Stock	860,113
MERCURY SYSTEMS INC	Common Stock	57,593
MERIT MED SYS INC	Common Stock	426,880
META PLATFORMS INC	Common Stock	8,896,121
METROPOLITAN BK HLDG CORP	Common Stock	53,265
MICROSOFT CORP	Common Stock	21,768,312
MIDDLESEX WTR CO	Common Stock	474,343
MIRATI THERAPEUTICS INC	Common Stock	350,002
MKS INSTRS INC	Common Stock	511,189
MLP	Common Stock	255,310
MODIVCARE INC	Common Stock	236,671
MOLINA HEALTHCARE INC	Common Stock	643,476

MONOLITHIC PWR SYS INC	Common Stock	305,865
MOOG INC CL A	Common Stock	232,789
MORPHIC HLDG INC	Common Stock	52,118
MSA SAFETY INC	Common Stock	317,016
MURPHY USA INC	Common Stock	273,158
NATIONAL VISION HLDGS INC	Common Stock	271,287
NCR CORP	Common Stock	362,604
NEOGENOMICS INC	Common Stock	422,099
NETFLIX INC	Common Stock	15,380,896
NEUROCRINE BIOSCIENCES INC	Common Stock	177,154
NEVRO CORP	Common Stock	207,945
NEXSTAR MEDIA GROUP INC CL A	Common Stock	415,044
NIKE INC CL B	Common Stock	10,408,041
NOVANTA INC NOVANTA INC	Common Stock	751,166
NURIX THERAPEUTICS INC	Common Stock	43,425
NUVASIVE INC	Common Stock	89,216
NVIDIA CORP	Common Stock	23,760,265
OMNICELL INC	Common Stock	824,611
ONTO INNOVATION INC	Common Stock	342,664
ORMAT TECHNOLOGIES INC	Common Stock	105,469
OSI SYS INC	Common Stock	46,600
PACIRA BIOSCIENCES INC COM USD0.001	Common Stock	163,121
PALOMAR HLDGS INC	Common Stock	137,053
PAPA JOHNS INTL INC	Common Stock	538,151
PATRICK INDS INC	Common Stock	534,813
PAYLOCITY HLDG CORP	Common Stock	371,007
PAYPAL HLDGS INC	Common Stock	5,239,695
PDC ENERGY INC	Common Stock	204,778
PEGASYSTEMS INC	Common Stock	234,822
PENNANT GROUP INC	Common Stock	157,152
PENUMBRA INC COM	Common Stock	464,309
PERFICIENT INC	Common Stock	399,894
PERFORMANCE FOOD GROUP CO	Common Stock	229,037
PHREESIA INC	Common Stock	105,150
PLANET FITNESS INC CL A	Common Stock	578,716
POOL CORP	Common Stock	599,394
POWER INTEGRATIONS INC	Common Stock	627,472
PRIMERICA INC	Common Stock	829,037
PROG HOLDINGS INC	Common Stock	141,239
PROTHENA CORP PLC USD0.01	Common Stock	178,383
PTC INC	Common Stock	286,520
PTC THERAPEUTICS INC	Common Stock	206,200
QUAKER CHEM CORP	Common Stock	386,326
QUALYS INC COM USD0.001	Common Stock	519,515
QUANTERIX CORP COM	Common Stock	80,560
QUIDEL CORP COM	Common Stock	134,990
RANGE RES CORP COM	Common Stock	54,132
RANPAK HLDGS CORP CL A COM CL A	Common Stock	105,224
RAPID? INC	Common Stock	408,031

RSC BEARINGS INC	Common Stock	417,270
REATA PHARMACEUTICALS INC CL A	Common Stock	34,756
RED ROCK RESORTS INC CL A	Common Stock	251,451
REPAY HLDGS CORP CL A CL A	Common Stock	98,859
REPLIGEN CORP COM STK USD0.01	Common Stock	890,392
REPLIMUNE GROUP INC	Common Stock	90,866
RH COM	Common Stock	466,268
ROBLOX CORP COM USD0.0001 CL A	Common Stock	3,605,751
ROCKET PHARMACEUTICALS INC COM USD0.01	Common Stock	68,655
S&P GLOBAL INC	Common Stock	7,123,783
SAGE THERAPEUTICS INC	Common Stock	93,588
SAIA INC COM STK	Common Stock	1,012,775
SALESFORCE COM INC	Common Stock	17,754,538
SANDERSON FARMS INC	Common Stock	227,385
SANFILIPPO JOHN B & SON INC	Common Stock	186,180
SAREPTA THERAPEUTICS INC	Common Stock	289,331
SCHOLAR ROCK HLDG CORP	Common Stock	69,552
SCOTTS MIRACLE-GRO CLASS'A'COM NPV	Common Stock	284,648
SEAGEN INC COM	Common Stock	209,947
SEAWORLD ENTMT INC COM	Common Stock	300,820
SELECTQUOTE INC COM	Common Stock	35,334
SHOALS TECHNOLOGIES GROUP INC CL A CL A	Common Stock	36,450
SHOCKWAVE MED INC	Common Stock	432,272
SIGNATURE BK NY N Y	Common Stock	651,792
SIMPLY GOOD FOODS CO	Common Stock	99,768
SITEONE LANDSCAPE SUPPLY INC	Common Stock	799,524
SITIME CORP	Common Stock	254,217
SIX FLAGS ENTMT CORP	Common Stock	108,451
SLM CORP	Common Stock	294,775
SNAP INC SNAP INC	Common Stock	4,849,357
SNOWFLAKE INC CL A	Common Stock	6,019,588
SPOTIFY TECHNOLOGY S A	Common Stock	4,418,018
SPS COMM INC COM	Common Stock	703,778
SPX CORP COM	Common Stock	308,605
SS&C TECHNOLOGIES HLDGS INC	Common Stock	353,744
STEPAN CO	Common Stock	149,148
STERIS PLC ORD USD0.001	Common Stock	326,169
SUPERNUS PHARMACEUTICALS INC	Common Stock	112,499
SURGERY PARTNERS INC	Common Stock	188,751
SYNAPTICS INC	Common Stock	393,734
TANDEM DIABETES CARE INC COM NEW COM USD0.001(POST REV SPLT}	Common Stock	755,008
TARGA RES CORP	Common Stock	249,812
TECHTARGET INC	Common Stock	353,942
TELEDYNE TECHNOLOGIES INC	Common Stock	379,657
TEMPUR SEALY INTL INC	Common Stock	839,015
TERADATA CORP DEL	Common Stock	305,784
TEREX CORP	Common Stock	195,929
TERMINIX GLOBAL HLDGS INC COM USD0.01	Common Stock	366,363
TESLA INC COM USD0.001	Common Stock	29,524,320

TEXAS PAC LO CORP COM USD0.01	Common Stock	654,408
TEXAS ROADHOUSE INC	Common Stock	485,148
TG THERAPEUTICS INC	Common Stock	68,039
THE TRADE DESK INC COM CL A COM CL A	Common Stock	6,024,505
THRYV HLDGS INC COM	Common Stock	164,314
TJX COS INC COM	Common Stock	4,804,901
TOPBUILD CORP	Common Stock	1,064,461
TORO CO	Common Stock	414,526
TRAVEL+ LEISURE CO COM USD0.01	Common Stock	343,448
TREX CO INC COM	Common Stock	636,126
TURNING PT THERAPEUTICS INC	Common Stock	157,982
TWILIO INC CL A	Common Stock	6,369,931
TWIST BIOSCIENCE CORP	Common Stock	184,111
TYLER TECHNOLOGIES INC	Common Stock	430,360
U S PHYSICAL THERAPY	Common Stock	268,782
UBER TECHNOLOGIES INC COM USD0.00001	Common Stock	8,089,932
UBIQUITI INC COM	Common Stock	292,899
UFP INDUSTRIES INC COM USD1.00	Common Stock	572,946
ULTRAGENYX PHARMACEUTICAL INC	Common Stock	547,594
UNIFIRST CORP MASS	Common Stock	168,320
UNION PAC CORP	Common Stock	5,167,084
UNIQURE N.V. COM EURO.OS	Common Stock	69,002
UPWORK INC COM	Common Stock	120,482
VAIL RESORTS INC	Common Stock	503,654
VERTEX PHARMACEUTICALS INC	Common Stock	3,676,324
VICTORIAS SECRET & CO	Common Stock	111,080
VISA INC COM CL A STK	Common Stock	7,565,563
WATSCO INC	Common Stock	307,874
WATTS WTR TECHNOLOGIES INC	Common Stock	494,357
WENDYS CO	Common Stock	441,630
WEST PHARMACEUTICAL SVCS INC	Common Stock	548,273
WESTERN ALLIANCE BANCORPORATION	Common Stock	687,130
WOODWARD INC	Common Stock	267,630
WORKDAY INC CL A COM USD0.001	Common Stock	6,432,569
WORKIVA INC COM CL A COM CL A	Common Stock	296,343
XENCOR INC	Common Stock	204,772
XOMETRY INC CL A	Common Stock	51,250
XPO LOGISTICS INC	Common Stock	259,468
ZEBRA TECHNOLOGIES CORP CL A	Common Stock	406,522
ZENTALIS PHARMACEUTICALS INC	Common Stock	139,035
ZIFF DAVIS INC COM USD0.001	Common Stock	277,261
ZOOMINFO TECHNOLOGIES INC COM USD0.01 CLASS A	Common Stock	2,238,975
ZYMEWORKS INC ZYMEWORKS INC	Common Stock	42,811
ZYNGA INC	Common Stock	263,034
		749,050,063
Mutual Funds:
Dodge & Cox International Stock Fund	International Fund	103,373,702
PIMCO SER International Institutional	International Institutional Fund	7,775,689
PIMCO SER Investment Grade Portfolio	Bond fund	56,479,198

	PIMCO SER PVT Municipal Portfolio	Municipal Value Fund	1,839,523
	PIMCO SER Real Return Portfolio	Bond fund	838,981
	PIMCO SER U S Government Sector Portfolio	Government Mutual Fund	31,812,046
	PIMCO PAPS Emerging Markets Portfolio Institutional	Emerging Markets Institutional Fund	6,261,932
	PIMCO High Yield Portfolio Fund	High Yield Fund	4,769,747
	PIMCO PAPS Asset Backed Securities	Asset-Backed Fund	15,680,569
	PIMCO PAPS Mortgage Portfolio Institutional	Mortgage-Backed Institutional Fund	20,388,055
	PIMCO Short Term Floating Nav II	Fixed Income Fund	6,498,941
	Victory Sycamore Small Company Opportunity Fund	Small U.S. Equity Fund	111,469,784
			367,188,167
	Collective Trust Funds:
	BlackRock MSCI ACWI ex-U.S. IMI Index Fund	Large U.S. Equity Fund	249,074,262
*	BlackRock LifePath Index 2025 NL CIT Fund	Target Maturity Fund	122,153,011
*	BlackRock LifePath Index 2030 NL CIT Fund	Target Maturity Fund	126,311,387
*	BlackRock LifePath Index 2035 NL CIT Fund	Target Maturity Fund	118,555,448
*	BlackRock LifePath Index 2040 NL CIT Fund	Target Maturity Fund	108,156,369
*	BlackRock LifePath Index 2045 NL CIT Fund	Target Maturity Fund	109,950,028
*	BlackRock LifePath Index 2050 NL CIT Fund	Target Maturity Fund	76,403,947
*	BlackRock LifePath Index 2055 NL CIT Fund	Target Maturity Fund	57,084,093
*	BlackRock LifePath Index 2060 NL CIT Fund	Target Maturity Fund	27,782,190
*	BlackRock LifePath Index 2065 NL CIT Fund	Target Maturity Fund	3,469,765
*	BlackRock LifePath Index Retirement NL CIT Fund	Target Maturity Fund	89,573,997
	BlackRock Equity Index Fund	Large U.S. Equity Index Fund	742,016,979
	BlackRock Extended Equity Market Fund	Mid-Cap Growth Fund	288,169,349
	BlackRock U.S. Debt Index Fund	Domestic Fixed Income/Intermediate Core Bond	101,854,673
	Boston Partners Large Cap Value Equity Fund	Large U.S. Equity Fund	211,637,675
	Harding Loevner International Equity Collective Fund	International Fund	53,840,940
*	KeyBank EB MaGIC Fund	Stable Value Fund	196,655,685
	PIMCO Diversified Real Asset CIT	Large U.S. Equity Fund	29,750,256
			2,712,440,054
	Money Market Funds:
	Federated Government Obligations Fund	Money Market Fund	114,762,584
	Collective U.S. Government STIF	Money Market Fund	4,910,125
			119,672,709

	Total assets held for investment purposes		3,948,350,993

*	Loans to participants (interest rates from 4.25%-10.50% with various maturities)		49,082,910

	Total assets held for investment purposes		$3,997,433,903

*	Party-in-interest to the Plan.